UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2024
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Gold Flora Corporation
(Exact name of registrant as specified in its charter)
___________________________

Delaware	0-56348	93-2261104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3165 Red Hill Avenue
Costa Mesa, CA 92626
(Address of Principal Executive Offices, including Zip Code)
(949) 252-1908
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On August 28, 2024, Gold Flora Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with an accredited investor (the “Investor”) dated as of August 27, 2024 but effective as of August 28, 2024, pursuant to which, among other things, the Company agreed to issue and sell to the Investor, in exchange for the payment by the Investor of $6,864,000, a senior secured promissory note in an aggregate principal amount of $9,295,000 (the “Initial Note”). The Loan Agreement also provides for the future issuance of up to three additional notes (the “Additional Notes” and together with the Initial Note, the “Notes”) subject to certain conditions and on substantially the same terms as the initial closing. Each subsequent closing would result in the issuance of an Additional Note with an original principal amount of $2.78 million and a funded amount of $1.92 million.

The Initial Note is secured by a pledge of the Company’s stock and other equity interests in certain of its subsidiaries pursuant to a pledge agreement between the Company and the Investor (the “Pledge Agreement”), which will constitute a lien and security interest if the Investor accelerates the amount due under the Initial Note or any Additional Note during an event of default. The Company will be required to make weekly payments of $125,000 following the issuance of the Initial Note and continuing for eight weeks, after which the Company will be required to make weekly payments of $184,333.33 for 45 weeks through the maturity date of September 11, 2025 (the “Maturity Date”), at which time all remaining outstanding principal and accrued but unpaid interest will be due. The Initial Note may be prepaid, and the principal amount will be reduced to approximately $8.33 million if prepaid within 30 days of issuance, to approximately $8.55 million if prepaid between 30 and 60 days after issuance, and to approximately $8.84 million if prepaid between 60 and 90 days after issuance.

The Initial Note imposes certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the issuance or repurchase of shares of the Company’s common stock, subject to specified exceptions, and (iii) restrict the declaration of any dividends or other distributions, subject to specified exceptions. If an event of default under the Notes occurs, the principal amount will be multiplied by 110% and interest will begin accruing at a default rate of 10% per annum from the date of a default. Upon an event of default and following any applicable cure periods, the Investor may elect to accelerate the Initial Note and thereafter convert all or a portion of the outstanding Notes into shares of the Company’s common stock. The conversion price for any such conversion will be equal to 90% of the average of the four lowest volume weighted average closing prices of the Company’s common stock on the Cboe Canada exchange during the 20 trading days prior to the conversion, subject to adjustment in the event of any issuance of securities at a lower purchase, exercise or conversion price, and subject to applicable limitations of the Cboe Canada exchange. The Company entered into a Registration Rights Agreement with the Investor that will require the Company to file a resale shelf registration statement registering the resale of the conversion shares within 60 calendar days following the closing date.

The Loan Agreement also contains customary representations and warranties of the Company and the Investor. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Loan Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Loan Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Loan Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission (the “SEC”).

The foregoing summaries of the Initial Note, the Loan Agreement, the Pledge Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Initial Note, the Loan Agreement, the Pledge Agreement and the Registration Rights Agreement that are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement and the Initial Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The Initial Note, the Additional Notes and any shares of common stock issuable upon conversion of the Note and, if issued, the Additional Notes (collectively, the “Securities”) were and will be offered and sold to the Investor in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, or any other securities of the Company.

Item 8.01. Other Events.

On August 28, 2024, the Company issued a press release announcing its entry into the Loan Agreement and the issuance of the Initial Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Installment Note
10.1*	Loan Agreement by and between Gold Flora Corporation and J.J. Astor & Co.
10.2	Pledge Agreement by and among Gold Flora Corporation, J.J. Astor & Co., and the Pledgors named therein
10.3*	Registration Rights Agreement by and between Gold Flora Corporation and J.J. Astor & Co.
99.1**	Press Release of Gold Flora Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to     furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
**    Furnished but not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD FLORA CORPORATION

Dated: August 28, 2024	By:	/s/ Marshall Minor
	Name:	Marshall Minor
	Title:	Chief Financial Officer
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